Exhibit No. 4
Form 10-SB
Area Investment and Development Company

                      SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT ("Agreement"), effective June 25, 1998, is entered into between Canton Financial Services Corporation, a Nevada corporation, with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("Canton"), and Area Investment and Development Company ("AIDCO") and any of their affiliates or control persons or entities directly or indirectly controlled by either.

                            Recitals

     WHEREAS, Canton entered into a Consulting Agreement with AIDCO on January 5, 1996 and such Agreement was terminated on April 1, 1997.

     WHEREAS, As of the date herein, there is currently $86,914 still due and outstanding to Canton pursuant this Agreement.

     WHEREAS, AIDCO believes that the amount of this bill will negatively effect AIDCO's ability to attract a potential merger candidate, hence AIDCO's ability to pay Canton any of the amounts due and would therefore like a reduction in the amount due.

     THEREFORE, Canton has agreed to a reduction in the amount owed as an incentie for AIDCO to accelerate its payment. The amount owed will be reduced to $35,000.

     IN WITNESS WHEREOF, the signatures of the Parties below evidence their execution of this Settlement Agreement.

Area Investment and Development Company

/s/ Ken Kurtz, President

Canton Financial Services Corporation

/s/ Richard Surber, President

                                E-23
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